UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2024

OHIO VALLEY BANC CORP.
(Exact Name of Registrant as Specified in Its Charter)

000-20914
(Commission File Number)

Ohio	31-1359191
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

420 THIRD AVENUE, PO BOX 240
GALLIPOLIS, Ohio 45631
(Address of principal executive offices, including zip code)

(740) 446-2631
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	OVBC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

GALLIPOLIS, Ohio - Ohio Valley Banc Corp. [Nasdaq: OVBC] (the “Company”) reported consolidated net income for the quarter ended December 31, 2023, of $3,223,000, a decrease of $301,000 from the same period the prior year. Earnings per share for the fourth quarter of 2023 were $.68 compared to $.74 for the prior year fourth quarter. For the year ended December 31, 2023, net income totaled $12,631,000, a decrease of $707,000, or 5.3%, from the same period the prior year. Earnings per share were $2.65 for 2023 versus $2.80 for 2022. Return on average assets and return on average equity were .99% and 9.24%, respectively, for the year ended December 31, 2023, compared to 1.06% and 9.86%, respectively, for the same period in the prior year.

Ohio Valley Banc Corp. President and CEO, Larry Miller stated, “While our results for 2023 didn’t quite match the record year we celebrated in 2022, I want to commend our team of dedicated bankers who worked hard to produce these solid results. Our lending team turned in a particularly strong performance with double-digit average loan growth while our deposit gathering staff did their part to fund this strong growth despite challenging market dynamics. Even though the cost of doing business and funding our balance sheet increased substantially in 2023, our employees and your company continued to invest time and resources in support of our Community First Mission.”

For the three months ended December 31, 2023, net interest income decreased $1,075,000 from the same period last year. The decrease was largely related to the decrease in the net interest margin, which was partially offset by growth in average earning assets of $92 million, led by strong growth in the loan portfolio. For the fourth quarter of 2023, the net interest margin was 3.71%, a decrease from the 4.38% for the fourth quarter of 2022. During 2022, the Company experienced an increasing trend in the net interest margin in relation to the significant increase in market interest rates based on actions taken by the Federal Reserve, which contributed to the yield on earning assets increasing more than the cost of interest-bearing liabilities. The net interest margin improvement peaked during the fourth quarter of 2022. During 2023, the net interest margin has experienced a decreasing trend because the Company has been increasing rates on deposit accounts to attract deposits as market competition increased and the deposit composition has trended toward higher cost certificates of deposit. Furthermore, the higher utilization of wholesale funding sources to fund loan growth contributed to a higher cost of funds. For the year ended December 31, 2023, net interest income increased $1,249,000 from the same period last year. Contributing to the increase was the higher year-to-date net interest margin and the higher relative balances maintained in loans, as opposed to the Federal Reserve or securities, which generally yield less than loans. For the year ended December 31, 2023, the net interest margin was 3.94%, compared to 3.89% for the same period the prior year. For the year ended December 31, 2023, average loans increased $91 million, average balances maintained at the Federal Reserve decreased $51 million and average securities decreased $19 million from the same period last year.

For the three months ended December 31, 2023, the provision for credit losses was $689,000, an increase of $30,000 from the same period last year. The provision for credit loss expense for the fourth quarter of 2023 was primarily related to higher expected loss rates in relation to a worsened unemployment and gross domestic product forecast along with higher reserves related to an extension in the expected life of loans due to slower expected prepayments on loans. Furthermore, additional provision for credit loss expense was related to quarter-to-date net charge-offs of $45,000 and the $11 million quarterly increase in loan balances. For the year ended December 31, 2023, the provision for credit losses was $2,090,000, an increase of $2,122,000 from the same period last year. The year-to-date provision for credit loss expense was primarily associated with net charge-offs of $694,000, loan growth of $87 million and additional reserves associated with certain qualitative risk factors incorporating the national trend of higher loan delinquencies and charge offs, particularly within commercial real estate and construction loans. Comparatively, 2023 had a larger provision for credit losses than the same period in 2022 because there was negative provision for loan loss expense experienced during 2022 due to a decrease in certain economic risk factors, such as the level of classified and criticized loans and the partial release of the COVID reserve. The allowance for credit losses was .90% of total loans at December 31, 2023, compared to .60% at December 31, 2022. The increase in the allowance for credit losses at December 31, 2023, as compared to December 31, 2022, was partly related to the Company adopting the new accounting guidance for measuring the credit losses on financial instruments on January 1, 2023. Under this guidance, the Company established a Current Expected Credit Losses (CECL) model to estimate future credit losses, which replaced the former incurred loss methodology. Upon adoption of CECL, the Company increased the allowance for credit losses by $2,162,000. The ratio of nonperforming loans to total loans improved to .26% at December 31, 2023, compared to .43% at December 31, 2022.

For the three months ended December 31, 2023, noninterest income totaled $3,581,000, an increase of $2,390,000 from the same period last year. For the year ended December 31, 2023, noninterest income totaled $12,629,000, an increase of $2,467,000 from the same period last year. The increase for both the quarter and the year-to-date periods was primarily due to a $1,514,000 decrease in the loss on the sale of securities from the same period the prior year. During the fourth quarter of 2022, the Company sold $12.5 million in securities at a loss of $1,537,000. The proceeds were reinvested into higher-yielding securities to increase future interest income. In addition, the revenue recognized during the fourth quarter of 2023, as part of our settlement agreement with a tax refund processor, increased $726,000 from the same period the prior year. The increase was related to the impact of the higher interest rate environment on the revenue earned per the agreement. These increases were partially offset by a $522,000 year-to-date decrease in mortgage banking income from selling loans to the secondary market. The decrease was related to the closing of Race Day Mortgage and to elevated mortgage rates, which contributed to mortgage customers selecting in-house variable rate mortgage products instead of long-term fixed rate products that are sold to the secondary market.

For the three months ended December 31, 2023, noninterest expense totaled $10,302,000, an increase of $1,420,000 from the same period last year. For the year ended December 31, 2023, noninterest expense totaled $41,368,000, an increase of $2,328,000 from the same period last year. The Company’s largest noninterest expense, salaries and employee benefits, increased $1,262,000 as compared to the fourth quarter of 2022, and $1,776,000 as compared to the year ended December 31, 2022. The increase was primarily related to annual merit increases and nonqualified benefit plan expense. During the fourth quarter of 2022, the nonqualified benefit plan liabilities were evaluated and based on higher market interest rates, the benefit plan liabilities were reduced, leading to a lump sum decrease in expense. A comparable adjustment was not required in 2023. As a result, the 2023 expense associated with the nonqualified benefit plans increased $1,162,000 for the fourth quarter and $1,099,000 for the year-to-date period when compared to the same respective periods the prior year. However, the growth in salary and employee benefit expense was reduced due to the elimination of staffing for Race Day Mortgage by April 2023. As a result, a savings in salary and employee benefit expense was realized totaling $199,000 for the fourth quarter of 2023 and $699,000 for the year ended December 31, 2023, when compared to the same periods last year.

Further contributing to higher noninterest expense were software expense and FDIC insurance premiums. Software expense increased $301,000 during the fourth quarter of 2023 and increased $452,000 during the year ended December 31, 2023, as compared to the same periods in 2022. The increase was related to investments in loan processing platforms to enhance efficiency and to termination fees for software agreements for Race Day Mortgage. For the three months and year ended December 31, 2023, FDIC insurance premiums increased $63,000 and $234,000, respectively, from the same periods last year. The increase was related to higher assessment rates on all insured depository institutions. Partially offsetting the increase in noninterest expense was marketing expense. The decrease in marketing expense was primarily related to select donations made during the fourth quarter of 2022 to support the communities that we serve and reflective of our Community First mission. Marketing expense decreased $423,000 and $418,000 during the three and twelve months ended December 31, 2023, compared to the same periods in 2022, respectively.

The Company’s total assets at December 31, 2023 were $1.352 billion, an increase of $141 million, or 11.7%, from December 31, 2022. Since December 31, 2022, loan balances increased $87 million and interest-bearing deposits with banks increased $82 million due to higher balances being maintained at the Federal Reserve. These increases were primarily funded by a $99 million increase in deposits, a $27 million increase in borrowed funds and a $23 million decrease in securities. The growth in deposits was supplemented by the utilization of wholesale deposit funding sources. At December 31, 2023, shareholders’ equity increased $9 million from year end 2022. The growth in shareholders’ equity was impacted by the adoption of CECL, which required a $2.2 million charge to retained earnings. In addition, the decrease in the fair value of securities classified as available-for-sale limited the growth in shareholders’ equity. Based on the increase in market rates during 2023, the fair value of securities decreased $3.4 million on an after-tax basis.

Ohio Valley Banc Corp. common stock is traded on the NASDAQ Global Market under the symbol OVBC. The holding company owns The Ohio Valley Bank Company with 17 offices in Ohio and West Virginia, and Loan Central, Inc. with six consumer finance offices in Ohio. Learn more about Ohio Valley Banc Corp. at www.ovbc.com.

Caution Regarding Forward-Looking Information

Certain statements contained in this earnings release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “expects,” “appears,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors, such as inflation rates, recessionary or expansive trends, taxes, the effects of implementation of federal legislation with respect to taxes and government spending and the continuing economic uncertainty in various parts of the world; (ii) competitive pressures;  (iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; (vii) regulatory changes; and (viii) other factors that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2023	2022	2023	2022
PER SHARE DATA
Earnings per share	$0.68	$0.74	$2.65	$2.80
Dividends per share	$0.22	$0.21	$1.02	$0.99
Book value per share	$30.17	$28.30	$30.17	$28.30
Dividend payout ratio (a)	32.59%	28.44%	38.56%	35.39%
Weighted average shares outstanding	4,773,132	4,771,774	4,774,607	4,769,135

DIVIDEND REINVESTMENT (in 000's)
Dividends reinvested under
employee stock ownership plan (b)	$-	$-	$193	$154
Dividends reinvested under
dividend reinvestment plan (c)	$405	$531	$1,949	$2,272

PERFORMANCE RATIOS
Return on average equity	9.32%	10.81%	9.24%	9.86%
Return on average assets	0.97%	1.14%	0.99%	1.06%
Net interest margin (d)	3.71%	4.38%	3.94%	3.89%
Efficiency ratio (e)	68.47%	64.76%	69.82%	70.44%
Average earning assets (in 000's)	$1,227,454	$1,135,547	$1,182,155	$1,163,999

(a) Total dividends paid as a percentage of net income.
(b) Shares may be purchased from OVBC and on secondary market.
(c) Shares may be purchased from OVBC and on secondary market.
(d) Fully tax-equivalent net interest income as a percentage of average earning assets.
(e) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)
	Three months ended		Twelve months ended
(in $000's)	December 31,		December 31,
	2023	2022	2023	2022
Interest income:
Interest and fees on loans	$14,953	$11,471	$54,821	$42,273
Interest and dividends on securities	997	1,044	4,174	3,850
Interest on interest-bearing deposits with banks	1,172	691	2,870	1,493
Total interest income	17,122	13,206	61,865	47,616
Interest expense:
Deposits	5,193	600	14,174	2,130
Borrowings	614	216	1,664	708
Total interest expense	5,807	816	15,838	2,838
Net interest income	11,315	12,390	46,027	44,778
Provision for (recovery of) credit losses	689	659	2,090	(32)
Noninterest income:
Service charges on deposit accounts	722	628	2,700	2,443
Trust fees	79	78	326	325
Income from bank owned life insurance and
annuity assets	223	209	860	883
Mortgage banking income	42	57	175	697
Electronic refund check/deposit fees	0	0	675	675
Debit / credit card interchange income	1,187	1,259	4,860	4,862
Loss on sale of securities	(23)	(1,537)	(23)	(1,537)
Tax preparation fees	2	2	669	743
Other	1,349	495	2,387	1,071
Total noninterest income	3,581	1,191	12,629	10,162
Noninterest expense:
Salaries and employee benefits	5,757	4,495	23,391	21,615
Occupancy	463	491	1,903	1,910
Furniture and equipment	342	329	1,321	1,170
Professional fees	360	204	1,656	1,609
Marketing expense	287	710	1,010	1,428
FDIC insurance	148	85	569	335
Data processing	626	625	2,809	2,761
Software	878	577	2,649	2,197
Foreclosed assets	0	15	15	63
Amortization of intangibles	3	7	21	35
Other	1,438	1,344	6,024	5,917
Total noninterest expense	10,302	8,882	41,368	39,040
Income before income taxes	3,905	4,040	15,198	15,932
Income taxes	682	516	2,567	2,594
NET INCOME	$3,223	$3,524	$12,631	$13,338

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share data)	December 31,	December 31,
	2023	2022
ASSETS
Cash and noninterest-bearing deposits with banks	$14,252	$14,330
Interest-bearing deposits with banks	113,874	31,660
Total cash and cash equivalents	128,126	45,990
Certificates of deposit in financial institutions	0	1,862
Securities available for sale	162,258	184,074
Securities held to maturity, net of allowance for credit losses of $2 in 2023 and $0 in 2022;	7,986	9,226
(estimated fair value: 2023 - $7,390; 2022 - $8,460)
Restricted investments in bank stocks	5,037	5,953
Total loans	971,900	885,049
Less: Allowance for credit losses	(8,767)	(5,269)
Net loans	963,133	879,780
Premises and equipment, net	21,450	20,436
Premises and equipment held for sale, net	573	593
Accrued interest receivable	3,606	3,112
Goodwill	7,319	7,319
Other intangible assets, net	8	29
Bank owned life insurance and annuity assets	40,593	39,627
Operating lease right-of-use asset, net	1,205	1,294
Deferred tax assets	6,306	6,266
Other assets	4,535	5,226
Total assets	$1,352,135	$1,210,787

LIABILITIES
Noninterest-bearing deposits	$322,222	$354,413
Interest-bearing deposits	804,914	673,242
Total deposits	1,127,136	1,027,655
Other borrowed funds	44,593	17,945
Subordinated debentures	8,500	8,500
Operating lease liability	1,205	1,294
Allowance for credit losses on off-balance sheet commitments	692	0
Other liabilities	26,002	20,365
Total liabilities	1,208,128	1,075,759

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value per share, 10,000,000 shares authorized;
2023 - 5,470,453 shares issued; 2022 - 5,465,707 shares issued)	5,470	5,465
Additional paid-in capital	51,842	51,722
Retained earnings	114,871	109,320
Accumulated other comprehensive income (loss)	(11,428)	(14,813)
Treasury stock, at cost (2023 - 697,321 shares, 2022 - 693,933 shares)	(16,748)	(16,666)
Total shareholders' equity	144,007	135,028
Total liabilities and shareholders' equity	$1,352,135	$1,210,787

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	January 25, 2024	By:	/s/Larry E. Miller
Larry E. Miller President and Chief Executive Officer